CBF Reports Fourth Quarter Results

January 28, 2016

EXHIBIT 99.1

CONTACT:
Kenneth A. Posner
Chief of Strategic Planning and Investor Relations
Phone: (212) 399-4020
E-mail: Kposner@cbfcorp.com

Capital Bank Financial Corp. Reports 4Q GAAP and Core EPS of $0.34 and $0.41

Charlotte, NC. (January 28, 2016) - Capital Bank Financial Corp. (Nasdaq: CBF) (the “Company”) today reported fourth quarter net income of $15.0 million, or $0.34 per diluted share. Core adjustments for the fourth quarter included a pre-tax charge of $4.2 million related to the previously announced contract termination of debit card processing, initially estimated at approximately $5.0 million, and $0.7 million of non-tax deductible merger related expenses. Core net income for the fourth quarter was $18.3 million, or $0.41 per diluted share. Core net income rose 31% year-over-year and core net income per diluted share rose 41%. ROA decreased to 0.82% and Core ROA increased to 1.00%.

•	Loan portfolio grew sequentially at a 17% annualized rate and was up 13% year-over-year;

•	Total deposits were up 12% year-over-year;

•	Terminated legacy debit card processing contract and executed long-term agreement with MasterCard;

•	Achieved GAAP and Core ROA of 0.82% and 1.00%, respectively;

•	Achieved efficiency and Core efficiency ratios of 65.7% and 58.9%, respectively; and

•	Signed a definitive agreement to acquire CommunityOne Bancorp.
Gene Taylor, Chairman and Chief Executive Officer of Capital Bank Financial Corp., commented, “We enjoyed excellent results in Q4, and throughout 2015, thanks to the hard work of our outstanding teammates and the trust and confidence of our customers.”
Chris Marshall, Chief Financial Officer of Capital Bank Financial Corp., added,“We feel good about hitting our financial targets for the quarter and the year, but we feel even better about how we are positioned for future growth. Our strong Balance Sheet, excellent credit and expense discipline, and the rollout of our new payments platform will all contribute to making 2016 a record year for Capital Bank.”

Loan Portfolio and Composition

During the fourth quarter, the loan portfolio increased by $227.8 million to $5.6 billion, a 17% annualized growth rate and up 13% year-over-year. New loans of $486.9 million included $29.0 million in portfolio purchases of high-quality residential mortgages and were offset by resolutions totaling $33.8 million and principal repayments of $225.3 million.

The relative composition of the Company’s loan portfolio at the end of the fourth quarter of 2014 and third and fourth quarters of 2015 was as follows:

	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
Commercial real estate	22%	22%	23%
C&I	43%	42%	42%
Consumer	32%	33%	32%
Other	3%	3%	3%
Total	100%	100%	100%

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CBF Reports Fourth Quarter Results

January 28, 2016

Deposits Composition and Cost of Funds

During the fourth quarter, total deposits increased by $294.6 million to $5.9 billion, or up 12% year-over-year. The sequential increase was mainly a result of the Company’s continued focus on growing low-cost core deposits, which were up $248.0 million, and an increase in low-cost brokered money market accounts of $72.0 million that were used to replace maturing borrowings; partially offset by some contraction in time deposit balances. Sequentially and year-over-year, the cost of core deposits remained flat at 0.15%. Core deposits include all checking, savings and money market accounts, excluding brokered, and now represent 68% of total deposits. Sequentially and year-over-year, the cost of total deposits increased by one basis point and six basis points, respectively, to 0.40%. The contractual cost of deposits, which excludes purchase accounting, was flat sequentially and increased one basis point year-over-year to 0.40%.

Net Interest Income and Net Interest Margin

Net interest income increased $0.4 million to $62.1 million from $61.6 million for the third quarter of 2015 and increased $0.7 million year-over-year from $61.4 million. The net interest margin for the fourth quarter of 2015 was 3.70%, a decline of 12 basis points sequentially and 35 basis points year-over-year. As expected, the decline in net interest margin continues to reflect higher earning asset balances, offset by the lower earning asset yields. The implementation of interest rate swaps during the year resulted in $0.8 million in additional interest income during the fourth quarter and had a five basis point impact on the net interest margin. New and acquired non-impaired loans represent $4.6 billion or 81% of the Company’s total loan portfolio, up from 79% and 73% at September 30, 2015 and December 31, 2014, respectively. New loans outstanding represent $4.3 billion with an average yield of 3.56%, compared to $1.1 billion of acquired impaired loans outstanding with a weighted average yield of 8.43%.

Non-Interest Income

Non-interest income declined $0.8 million to $10.6 million from $11.4 million for the third quarter of 2015 and was flat compared to the fourth quarter of 2014. The sequential decrease was mainly driven by a decline in service charge fee income and lower investment advisory fee income. FDIC indemnification amortization expense included $1 million attributable to recoveries on legacy loans that were previously covered by loss-sharing contracts.

Provision for Loan Losses and Credit Quality

The provision of $1.1 million recorded for the fourth quarter of 2015 included a $2.3 million provision for new and acquired non-impaired loans, offset by $1.2 million due to changes in cash flow estimates for certain acquired impaired loan pools. The changes in cash flow estimates mainly resulted from improvements in the Company’s expectations of future cash flows resulting from higher than anticipated payoffs and resolutions. Net charge-offs for the fourth quarter of 2015 were $2.3 million.

At December 31, 2015, the allowance for loan losses was $45.0 million, of which $24.5 million related to acquired impaired loans and $20.5 million related to new and acquired non-impaired loans. The allowance for loan losses represents 0.80% of the Company’s total $5.6 billion loan portfolio.

During the fourth quarter, non-performing loans declined sequentially by $13.5 million, or 17%, to $68.1 million. Nonaccrual loans declined sequentially to $8.9 million, or to 0.21% of total non-purchased credit impaired loans, from 0.24%. Acquired impaired loans greater than 90 days past due and still accruing declined sequentially by $2.0 million, or 12%, to $14.5 million.

Non-Interest Expense

Non-interest expense declined $0.6 million to $47.8 million from $48.3 million for the third quarter of 2015 and declined $3.2 million from $50.9 million for the fourth quarter of 2014. The sequential decline was mainly due to a reduction in employee compensation expense, lower legacy credit expenses reflecting the continued resolution of special assets, and lower professional fees. Partially offsetting the decline were $4.2 million in restructuring charges related to the termination of a legacy debit card processing contract and execution of a long-term agreement with MasterCard as part of the Company’s cost savings initiatives, and $0.7 million of merger related costs primarily associated with legal and consulting services. The year-over-year decline was mainly due to a decline in employee compensation and lower legacy credit expenses as discussed above, a reduction in stock-

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CBF Reports Fourth Quarter Results

January 28, 2016

based compensation expense associated with original founder awards, and the reduction in occupancy costs as a result of the Company’s continued focus on consolidating facilities.

Income Tax Expense

Income tax expense was $8.8 million for the fourth quarter of 2015, an effective income tax rate of 37.0%, as compared to income tax expense of $8.6 million for the third quarter of 2015, an effective income tax rate of 35.9%. Income tax expense was $7.8 million for the fourth quarter of 2014, an effective income tax rate of 36.1%. The sequential and year-over-year increase in the effective tax rate is mainly due to lower tax-exempt interest income during the fourth quarter of 2015.

Financial Position

Total assets increased by $188.3 million to $7.4 billion as of December 31, 2015, from $7.3 billion as of September 30, 2015. During the quarter, the Company’s loan portfolio increased by $227.8 million to $5.6 billion, a 17% annualized rate. Deposits increased by $294.6 million to $5.9 billion and FHLB borrowings decreased by $60.0 million. Tangible book value per share was $19.53 as of December 31, 2015, a decrease of $0.22 and an increase of $0.25 over September 30, 2015 and December 31, 2014, respectively. During the fourth quarter, the Company repurchased 1.2 million shares of common stock for $36.4 million at an average price of $31.47 per share.

The Company’s bank subsidiary, Capital Bank Corporation, has preliminary Tier 1 Leverage, Tier 1 Common, Tier 1 Risk-Based and Total Risk-Based capital ratios of 11.1%, 12.9%, 12.9% and 13.7%, respectively, as of December 31, 2015, under currently applicable regulations.

The Company declared a cash dividend of $0.10 per share, payable on February 22, 2016, to shareholders of record as of February 8, 2016.

The Company has $5.8 million remaining under the current stock repurchase authorization and the board of directors has authorized a new $100 million repurchase program.

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CBF Reports Fourth Quarter Results

January 28, 2016

Conference Call

The Company will host a conference call today at 2:00 p.m. Eastern Time. The number to call for this interactive teleconference is (719) 325-2354, and the confirmation pass code is 3809442. Please dial in 10 minutes prior to the beginning of the call. A telephonic replay of the conference call will be available through February 5, 2016, by dialing (719) 457-0820 and entering pass code 3809442. The live broadcast of the conference call will be available online at the Company’s web site at www.capitalbank-us.com, by following the link to Investor Relations. An on-line replay of the call will be available at the same site for 90 days.

Forward-Looking Statements

Information in this press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factors” in the annual report on Form 10-K and other periodic reports filed by us with the Securities and Exchange Commission. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to: (1) changes in general economic and financial market conditions; (2) changes in the regulatory environment; (3) economic conditions generally and in the financial services industry; (4) changes in the economy affecting real estate values; (5) our ability to achieve loan and deposit growth; (6) the completion of future acquisitions or business combinations and our ability to integrate any acquired businesses into our business model; (7) projected population and income growth in our targeted market areas; (8) competitive pressures in our markets and industry; (9) our ability to attract and retain key personnel; (10) changes in accounting policies or judgments and (11) volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans. All forward-looking statements are necessarily only estimates of future results, and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements, which should be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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CBF Reports Fourth Quarter Results

January 28, 2016

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP measures used in this report. A reconciliation to the most directly comparable GAAP financial measures – net income in the case of core net income and core ROA, total non-interest income and total non-interest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share – appears in tabular form at the end of this release. The Company believes core net income, the core efficiency ratio and core ROA are useful for both investors and management to understand the effects of certain non-interest items and provide an alternative view of the Company’s performance over time and in comparison to the Company’s competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value and tangible book value per share are useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders’ equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About Capital Bank Financial Corp.

Capital Bank Financial Corp. is a bank holding company, formed in 2009 to create a premier regional banking franchise in the southeastern United States. CBF is the parent of Capital Bank Corporation, a State of North Carolina chartered financial institution with $7.4 billion in total assets as of December 31, 2015, and 153 full-service banking offices throughout Florida, North and South Carolina, Tennessee and Virginia. To learn more about Capital Bank Financial Corporation, please visit www.capitalbank-us.com.

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CBF Reports Fourth Quarter Results

January 28, 2016

 CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except per share data)
(Unaudited)

	Three Months Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Interest and dividend income	$69,553	$68,718	$67,311	$66,046	$67,750
Interest expense	7,475	7,081	6,626	6,317	6,399
Net Interest Income	62,078	61,637	60,685	59,729	61,351
Provision (reversal) for loan and lease losses	1,089	799	1,299	(841)	(637)
Net interest income after provision (reversal) for loan and lease losses	60,989	60,838	59,386	60,570	61,988
Non-Interest Income
Service charges on deposit accounts	4,911	5,472	5,189	4,705	5,390
Debit card income	3,029	3,113	3,176	2,964	3,013
Fees on mortgage loans originated and sold	875	990	1,278	1,147	1,053
Investment advisory and trust fees	597	860	1,125	1,006	1,170
FDIC indemnification asset expense	(1,526)	(1,418)	(2,499)	(2,439)	(3,421)
Investment securities gains (losses), net	54	(43)	231	90	513
Other-than-temporary impairment loss on investments:
Gross impairment loss	—	—	(288)	—	—
Other income	2,657	2,444	2,151	2,447	2,876
Total non-interest income	10,597	11,418	10,363	9,920	10,594
Non-Interest Expense
Salaries and employee benefits	20,219	22,620	21,881	23,881	23,871
Stock-based compensation expense	—	309	108	284	451
Net occupancy and equipment expense	7,385	7,621	7,754	8,129	8,020
Computer services	3,479	3,471	3,343	3,397	3,413
Software expense	2,061	2,198	2,082	2,142	2,074
Telecommunication expense	1,168	1,515	1,367	1,380	1,347
OREO valuation expense	341	2,075	1,710	1,390	1,554
Net gains on sales of OREO	(801)	(351)	(957)	(7)	(419)
Foreclosed asset related expense	405	872	600	674	619
Loan workout expense	650	194	795	623	1,352
Conversion and merger related expense	704	—	—	—	—
Professional fees	1,529	1,958	1,723	1,734	2,116
Losses on extinguishment of debt	—	—	1,438	—	—
Restructuring charges, net	4,248	23	178	2,341	—
Contingent value right expense	—	—	4	116	334
Regulatory assessments	1,486	1,423	1,831	1,695	1,705
Other expense	4,882	4,418	5,645	4,868	4,495
Total non-interest expense	47,756	48,346	49,502	52,647	50,932
Income before income taxes	23,830	23,910	20,247	17,843	21,650
Income tax expense	8,809	8,589	7,257	6,454	7,814
Net income	$15,021	$15,321	$12,990	$11,389	$13,836

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CBF Reports Fourth Quarter Results

January 28, 2016

Earnings per share:
Basic	$0.35	$0.34	$0.28	$0.25	$0.29
Diluted	$0.34	$0.33	$0.28	$0.24	$0.29

Weighted average shares outstanding:
Basic	43,499	45,359	45,913	46,294	46,964
Diluted	44,550	46,534	47,220	47,632	48,243

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CBF Reports Fourth Quarter Results

January 28, 2016

CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands)
(Unaudited)

	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
Assets
Cash and due from banks	$87,985	$80,642	$106,193
Interest-bearing deposits in other banks	56,711	53,947	81,942
Total cash and cash equivalents	144,696	134,589	188,135
Trading securities	3,013	2,893	2,410
Investment securities available-for-sale at fair value (amortized cost $640,455,
$640,447 and $544,488, respectively)	637,329	647,423	555,893
Investment securities held-to-maturity at amortized cost (fair value $475,134,
$475,428 and $443,379, respectively)	472,505	467,544	436,962
Loans held for sale	10,569	8,515	5,516
Loans, net of deferred loan costs and fees	5,622,147	5,396,429	4,994,703
Less: Allowance for loan and lease losses	45,034	46,278	50,211
Loans, net	5,577,113	5,350,151	4,944,492
Other real estate owned	52,776	54,691	77,626
FDIC indemnification asset	6,725	9,789	16,762
Receivable from FDIC	678	1,052	3,661
Premises and equipment, net	159,149	161,342	173,176
Goodwill	134,522	134,522	134,522
Intangible assets, net	15,100	16,045	18,897
Deferred income tax asset, net	105,316	104,950	129,624
Other assets	129,988	167,690	143,734
Total Assets	$7,449,479	$7,261,196	$6,831,410
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing demand	$1,121,160	$1,099,252	$1,054,128
Negotiable order of withdrawal	1,382,732	1,251,365	1,383,990
Money market	1,190,121	1,005,406	898,254
Savings	418,879	436,385	500,028
Time deposits	1,747,318	1,773,170	1,418,700
Total deposits	5,860,210	5,565,578	5,255,100
Federal Home Loan Bank advances	460,898	520,947	296,091
Short-term borrowings	12,410	16,708	23,407
Long-term borrowings	85,777	85,230	139,681
Accrued expenses and other liabilities	43,919	50,091	53,557
Total liabilities	$6,463,214	$6,238,554	$5,767,836
Shareholders’ equity
Preferred stock $0.01 par value: 50,000 shares authorized, 0 shares issued	—	—	—
Common stock-Class A $0.01 par value: 200,000 shares authorized, 37,012
issued and 26,589 outstanding, 37,178 issued and 27,912 outstanding and 36,936 issued and 30,150 outstanding, respectively.	370	372	370
Common stock-Class B $0.01 par value: 200,000 shares authorized, 18,327
issued and 16,554 outstanding, 18,327 issued and 16,554 outstanding and 18,743 issued and 17,443 outstanding, respectively.	183	183	187
Additional paid in capital	1,076,415	1,079,229	1,081,628
Retained earnings	208,742	198,103	158,403
Accumulated other comprehensive loss	(5,196)	2,578	(3,824)
Treasury stock, at cost, 12,196, 11,039 and 8,086 shares, respectively	(294,249)	(257,823)	(173,190)
Total shareholders’ equity	986,265	1,022,642	1,063,574
Total Liabilities and Shareholders’ Equity	$7,449,479	$7,261,196	$6,831,410

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CBF Reports Fourth Quarter Results

January 28, 2016

CAPITAL BANK FINANCIAL CORP.
KEY METRICS
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Performance Ratios
Interest rate spread	3.57%	3.68%	3.79%	3.83%	3.92%
Net interest margin	3.70%	3.82%	3.94%	3.96%	4.05%
Return on average assets	0.82%	0.86%	0.75%	0.66%	0.82%
Return on average shareholders’ equity	5.99%	5.85%	4.90%	4.29%	5.21%
Efficiency ratio	65.71%	66.18%	69.67%	75.59%	70.79%
Average interest-earning assets to average interest-bearing liabilities	129.55%	132.10%	133.39%	131.94%	131.89%
Average loans receivable to average deposits	96.68%	96.01%	94.12%	95.47%	93.94%
Yield on interest-earning assets	4.14%	4.26%	4.36%	4.38%	4.47%
Cost of interest-bearing liabilities	0.57%	0.58%	0.57%	0.55%	0.55%
Asset and Credit Quality Ratios-Total Loans
Non-accrual loans	$8,945	$9,647	$9,807	$11,482	$9,484
Acquired impaired loans > 90 days past due and still accruing	$59,194	$72,023	$83,515	$115,865	$121,137
Nonperforming loans to loans receivable	1.21%	1.51%	1.79%	2.51%	2.61%
Nonperforming assets to total assets	1.63%	1.88%	2.23%	2.85%	3.05%
Covered loans to total gross loans	1.30%	1.45%	3.39%	3.71%	3.95%
ALLL to nonperforming assets	37.13%	33.88%	30.56%	24.22%	24.09%
ALLL to total gross loans	0.80%	0.86%	0.92%	0.95%	1.00%
Annualized net charge-offs/average loans	0.17%	0.20%	0.12%	0.09%	0.12%
Asset and Credit Quality Ratios-New Loans
Nonperforming new loans to total new loans receivable	0.11%	0.17%	0.19%	0.22%	0.16%
New loans ALLL to total gross new loans	0.47%	0.51%	0.59%	0.61%	0.63%
Asset and Credit Quality Ratios-Acquired Loans
Nonperforming acquired loans to total acquired loans receivable	4.69%	5.21%	5.58%	7.30%	7.28%
Covered acquired loans to total gross acquired loans	5.43%	5.45%	11.38%	11.47%	11.47%
Acquired loans ALLL to total gross acquired loans	1.83%	1.80%	1.71%	1.67%	1.71%
Capital Ratios (Company)
Total average shareholders’ equity to total average assets	13.67%	14.79%	15.41%	15.48%	15.72%
Tangible common equity ratio (1)	11.46%	12.26%	13.15%	13.22%	13.63%
Tier 1 leverage ratio (2)	12.67%	13.60%	14.66%	14.42%	14.28%
Tier 1 risk-based capital ratio (2)	14.73%	14.44%	16.07%	16.42%	N/A
Tier 1 common capital ratio (2)	13.63%	15.60%	17.33%	17.70%	18.00%
Total risk-based capital ratio (2)	15.47%	16.38%	18.18%	18.66%	19.05%
Capital Ratios (Bank)
Tangible common equity ratio (1)	11.20%	11.36%	11.35%	11.32%	14.29%
Tier 1 leverage ratio (2)	11.09%	11.19%	11.15%	10.89%	13.52%
Tier 1 common capital ratio (2)	12.89%	12.85%	13.18%	13.34%	N/A
Tier 1 risk-based capital ratio (2)	12.89%	12.85%	13.18%	13.34%	17.04%
Total risk-based capital ratio (2)	13.68%	13.69%	14.10%	14.30%	18.09%
(1) See “Reconciliation of Non-GAAP Measures”
(2) December 31, 2015 regulatory capital ratios are preliminary. The Company became subject to Basel III capital rules on January 1, 2015.

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CBF Reports Fourth Quarter Results

January 28, 2016

CAPITAL BANK FINANCIAL CORP.
LOANS AND DEPOSITS
(Dollars in thousands)
(Unaudited)

	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Loans
Non-owner occupied commercial real estate	$866,392	$847,225	$834,351	$823,763	$798,556
Other commercial construction and land	196,795	192,283	182,283	180,166	200,755
Multifamily commercial real estate	80,708	82,762	76,754	88,980	89,132
1-4 family residential construction and land	93,242	87,193	78,572	66,547	68,658
Total commercial real estate	1,237,137	1,209,463	1,171,960	1,159,456	1,157,101
Owner occupied commercial real estate	1,104,972	1,065,875	1,030,111	1,038,493	1,046,736
Commercial and industrial	1,309,704	1,219,101	1,181,451	1,125,708	1,073,791
Lease financing	1,256	1,488	1,661	1,834	2,005
Total commercial	2,415,932	2,286,464	2,213,223	2,166,035	2,122,532
1-4 family residential	1,017,791	985,982	959,224	928,832	925,698
Home equity loans	375,276	373,993	375,271	379,946	378,475
Other consumer loans	436,478	401,324	341,590	296,753	272,453
Total consumer	1,829,545	1,761,299	1,676,085	1,605,531	1,576,626
Other	150,102	147,718	145,146	146,987	143,960
Total loans	$5,632,716	$5,404,944	$5,206,414	$5,078,009	$5,000,219

Deposits
Non-interest bearing demand	$1,121,160	$1,099,252	$1,132,085	$1,114,423	$1,054,128
Negotiable order of withdrawal	1,382,732	1,251,365	1,367,123	1,405,390	1,383,990
Money market	1,040,086	927,391	991,520	924,228	898,254
Savings	418,879	436,385	479,885	491,394	500,028
Total core deposits	3,962,857	3,714,393	3,970,613	3,935,435	3,836,400
Wholesale money market	150,035	78,015	—	—	—
Time deposits	1,747,318	1,773,170	1,521,810	1,428,121	1,418,700
Total deposits	$5,860,210	$5,565,578	$5,492,423	$5,363,556	$5,255,100

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CBF Reports Fourth Quarter Results

January 28, 2016

CAPITAL BANK FINANCIAL CORP.
LEGACY CREDIT EXPENSES
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec. 31, 2014
Reversal of provision on legacy loans	$(1,161)	$492	$(523)	$(1,926)	$(1,411)
FDIC indemnification asset expense	1,526	1,418	2,499	2,439	3,421
OREO valuation expense	341	2,075	1,710	1,390	1,554
Net gains on sales of OREO	(801)	(351)	(957)	(7)	(419)
Foreclosed asset related expense	405	872	600	674	619
Loan workout expense	650	194	795	623	1,352
Salaries and employee benefits	549	797	796	832	993
Total legacy credit expenses	$1,509	$5,497	$4,920	$4,025	$6,109

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CBF Reports Fourth Quarter Results

January 28, 2016

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31, 2015			Three Months Ended September 30, 2015
	Average Balances	Interest	Yield / Rate	Average Balances	Interest	Yield / Rate
Interest earning assets
Loans (1)	$5,496,222	$63,035	4.55%	$5,261,793	$62,461	4.71%
Investment securities (1)	1,119,848	6,355	2.25%	1,088,818	5,885	2.14%
Interest-bearing deposits in other banks	40,177	23	0.23%	36,596	19	0.21%
Other earning assets (2)	42,473	553	5.17%	54,960	760	5.49%
Total interest earning assets	6,698,720	$69,966	4.14%	6,442,167	$69,125	4.26%
Non-interest earning assets	633,796			645,715
Total assets	$7,332,516			$7,087,882
Interest bearing liabilities
Time deposits	$1,774,732	$4,124	0.92%	$1,642,745	$3,957	0.96%
Money market	1,081,968	780	0.29%	977,273	658	0.27%
Negotiable order of withdrawal	1,286,737	529	0.16%	1,291,439	540	0.17%
Savings	426,686	236	0.22%	452,058	241	0.21%
Total interest bearing deposits	4,570,123	5,669	0.49%	4,363,515	5,396	0.49%
Short-term borrowings and FHLB advances	515,302	365	0.28%	428,249	272	0.25%
Long-term borrowings	85,438	1,441	6.69%	84,922	1,413	6.60%
Total interest bearing liabilities	5,170,863	$7,475	0.57%	4,876,686	$7,081	0.58%
Non-interest bearing demand	1,114,932			1,116,757
Other liabilities	44,479			46,117
Shareholders’ equity	1,002,242			1,048,322
Total liabilities and shareholders’ equity	$7,332,516			$7,087,882
Net interest income and spread		$62,491	3.57%		$62,044	3.68%
Net interest margin			3.70%			3.82%

(1) Presented on a fully tax equivalent basis
(2) Includes Federal Reserve Bank, Federal Home Loan Bank and Bankers Bank stocks

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CBF Reports Fourth Quarter Results

January 28, 2016

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	Average Balances	Interest	Yield / Rate	Average Balances	Interest	Yield / Rate
Interest earning assets
Loans (1)	$5,496,222	$63,035	4.55%	$4,929,599	$62,053	4.99%
Investment securities (1)	1,119,848	6,355	2.25%	1,025,016	5,386	2.08%
Interest-bearing deposits in other banks	40,177	23	0.23%	43,532	24	0.22%
Other earning assets (2)	42,473	553	5.17%	47,601	659	5.49%
Total interest earning assets	6,698,720	$69,966	4.14%	6,045,748	$68,122	4.47%
Non-interest earning assets	633,796			703,376
Total assets	$7,332,516			$6,749,124
Interest bearing liabilities
Time deposits	$1,774,732	$4,124	0.92%	$1,434,775	$3,108	0.86%
Money market	1,081,968	780	0.29%	905,225	550	0.24%
Negotiable order of withdrawal	1,286,737	529	0.16%	1,351,295	591	0.17%
Savings	426,686	236	0.22%	508,979	279	0.22%
Total interest bearing deposits	4,570,123	5,669	0.49%	4,200,274	4,528	0.43%
Short-term borrowings and FHLB advances	515,302	365	0.28%	246,675	139	0.22%
Long-term borrowings	85,438	1,441	6.69%	136,876	1,732	5.02%
Total interest bearing liabilities	5,170,863	$7,475	0.57%	4,583,825	$6,399	0.55%
Non-interest bearing demand	1,114,932			1,047,135
Other liabilities	44,479			56,883
Shareholders’ equity	1,002,242			1,061,281
Total liabilities and shareholders’ equity	$7,332,516			$6,749,124
Net interest income and spread		$62,491	3.57%		$61,723	3.92%
Net interest margin			3.70%			4.05%

(1) Presented on a fully tax equivalent basis
(2) Includes Federal Reserve Bank, Federal Home Loan Bank and Bankers Bank stocks

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CBF Reports Fourth Quarter Results

January 28, 2016

CAPITAL BANK FINANCIAL CORP.
FULL YEAR AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Year Ended December 31, 2015			Year Ended December 31, 2014
	Average Balances	Interest	Yield/Rate	Average Balances	Interest	Yield/Rate
Interest earning assets
Loans (1)	$5,222,014	$247,912	4.75%	$4,708,076	$249,718	5.30%
Investment securities (1)	1,065,699	22,679	2.13%	1,072,551	19,997	1.86%
Interest-bearing deposits in other banks	47,664	112	0.23%	47,986	105	0.22%
Other earning assets (2)	48,976	2,646	5.40%	44,227	2,423	5.48%
Total interest earning assets	6,384,353	$273,349	4.28%	5,872,840	$272,243	4.64%
Non-interest earning assets	657,146			744,625
Total assets	$7,041,499			$6,617,465
Interest bearing liabilities
Time deposits	$1,574,100	$14,481	0.92%	$1,394,916	$11,943	0.86%
Money market	979,650	2,591	0.26%	930,158	2,151	0.23%
Negotiable order of withdrawal	1,338,766	2,239	0.17%	1,327,452	2,222	0.17%
Savings	464,840	1,002	0.22%	524,705	1,135	0.22%
Total interest bearing deposits	4,357,356	20,313	0.47%	4,177,231	17,451	0.42%
Short-term borrowings and FHLB advances	381,786	960	0.25%	166,187	385	0.23%
Long-term borrowings	108,987	6,225	5.71%	136,099	6,886	5.06%
Total interest bearing liabilities	4,848,129	$27,498	0.57%	4,479,517	$24,722	0.55%
Non-interest bearing demand	1,105,553			1,000,994
Other liabilities	44,787			54,041
Shareholders’ equity	1,043,030			1,082,913
Total liabilities and shareholders’ equity	$7,041,499			$6,617,465
Net interest income and spread		$245,851	3.71%		$247,521	4.09%
Net interest margin			3.85%			4.21%

(1) Presented on a fully tax equivalent basis
(2) Includes Federal Reserve Bank, Federal Home Loan Bank and Bankers Bank stocks

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CBF Reports Fourth Quarter Results

January 28, 2016

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES
(Dollars in thousands)
(Unaudited)

CORE NET INCOME	Three Months Ended
	December 31, 2015		September 30, 2015		December 31, 2014
Net Income	$15,021	$15,021	$15,321	$15,321	$13,836	$13,836
	Pre-Tax	After-Tax	Pre-Tax	After-Tax	Pre-Tax	After-Tax
Adjustments
Non-interest income
Security gains*	(54)	(33)	43	26	(513)	(313)
Non-interest expense
Stock-based compensation expense*	—	—	—	—	239	146
Contingent value right expense	—	—	—	—	334	334
Severance expense	—	—	63	39	—	—
Restructuring expense	32	20	23	14	—	—
Conversion costs and merger tax deductible	33	20	—	—	—	—
Legal merger non deductible	673	673	—	—	—	—
Contract Termination	4,215	2,594	—	—	—	—
Tax effect of adjustments*	(1,625)	N/A	(50)	N/A	107	N/A
Core Net Income	$18,295	$18,295	$15,400	$15,400	$14,003	$14,003

Diluted shares	$44,550		$46,534		$48,243
Core Net Income per share	$0.41		$0.33		$0.29

Less: FDIC indemnification asset expense (non-single family)	$430		$964
Average Assets	$7,332,516		$7,087,882		$6,749,124
ROA**	0.82%		0.86%		0.82%
Core ROA***	1.00%		0.87%		0.83%

ROA** (excluding FDIC indemnification asset expense)	0.84%		0.92%
Core ROA** (excluding FDIC indemnification asset expense)	1.02%		0.92%

* Tax effected at an income tax rate of 37.0%
** ROA: Annualized net income / Average assets
*** Core ROA: Annualized core net income / Average assets

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CBF Reports Fourth Quarter Results

January 28, 2016

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES (Continuation)
(Dollars in thousands)
(Unaudited)

CORE EFFICIENCY RATIO	Three Months Ended
	Dec 31 2015	Sep 30 2015	Jun 30 2015	Mar 31 2015	Dec 31 2014
Net interest income	$62,078	$61,637	$60,685	$59,729	$61,351
Reported non-interest income	10,597	11,418	10,363	9,920	10,594
Less: Securities gains (losses)	54	(43)	(57)	90	513
Core non-interest income	$10,543	$11,461	$10,420	$9,830	$10,081

Reported non-interest expense	$47,756	$48,346	$49,502	$52,647	$50,932
Less: Stock-based compensation expense	—	—	—	95	239
Contingent value right expense	—	—	4	116	334
Severance expense	—	63	14	111	—
Restructuring expense	—	23	178	2,341	—
Loss on extinguishment of debt	—	—	1,438	—	—
Conversion Costs and merger	33	—	—	—	—
Contract termination	4,215	—	—	—	—
Conversion and severance expenses (conversion and merger expenses and salaries and employees benefits)	704	—	—	—	—
Core non-interest expense	$42,804	$48,260	$47,868	$49,984	$50,359

Less: FDIC indemnification asset expense (non-single family)	$683	$1,506	$2,253

Efficiency ratio*	65.71%	66.18%	69.67%	75.59%	70.79%
Core efficiency ratio**	58.94%	66.02%	67.32%	71.86%	70.50%

Efficiency ratio* (excluding FDIC indemnification expense)	65.10%	64.84%	67.53%
Core efficiency ratio** (excluding FDIC indemnification expense)	58.39%	64.69%	65.25%

* Efficiency Ratio: Non-interest expense / (Non-interest income + Net interest income)
** Core Efficiency Ratio: Core non-interest expense / (Core non-interest income + Net interest income)

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CBF Reports Fourth Quarter Results

January 28, 2016

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES (Continuation)
(Dollars and shares in thousands, except per share data)
(Unaudited)

TANGIBLE BOOK VALUE	Three Months Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Total shareholders' equity	$986,265	$1,022,642	$1,059,346	$1,054,349	$1,063,574
Less: goodwill, core deposits intangibles, net of taxes	(143,863)	(144,447)	(145,035)	(145,622)	(146,168)
Tangible book value*	$842,402	$878,195	$914,311	$908,727	$917,406
Common shares outstanding	43,143	44,466	46,440	46,632	47,593
Tangible book value per share	$19.53	$19.75	$19.69	$19.49	$19.28

* Tangible book value is equal to book value less goodwill and core deposit intangibles, net of related deferred tax liabilities.

TANGIBLE COMMON EQUITY RATIO	Three Months Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Total shareholders' equity	$986,265	$1,022,642	$1,059,346	$1,054,349	$1,063,574
Less: goodwill, core deposits intangibles	(149,622)	(150,567)	(151,517)	(152,465)	(153,419)
Tangible common equity	$836,643	$872,075	$907,829	$901,884	$910,155
Total assets	$7,449,479	$7,261,196	$7,054,501	$6,976,736	$6,831,410
Less: goodwill, core deposits intangibles	(149,622)	(150,567)	(151,517)	(152,465)	(153,419)
Tangible assets	$7,299,857	$7,110,629	$6,902,984	$6,824,271	$6,677,991
Tangible common equity ratio	11.46%	12.26%	13.15%	13.22%	13.63%

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